ENTERGY CORPORATION AND SUBSIDIARIES
             ENTRIES TO REFLECT PROPOSED TRANSACTIONS
                 COLUMN 2 OF FINANCIAL STATEMENTS


      Entry no. 1:
      (In Thousands)

 Dr.  Leased Property                                   $4,738
 Cr.  Obligation under capital lease - current                     $728
 Cr.  Obligation under capital lease - noncurrent                $4,010

To record a capital lease entered into by Entergy Services for a warehouse facility.

      Entry no. 2:
      (In Thousands)

 Dr.  Leasehold Improvements                            $1,100
 Cr.  Cash                                                       $1,100


To record capital purchases and improvements by Entergy Services, Inc. to a leased facility.

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
                ENTERGY CORPORATION AND SUBSIDIARIES
                PRO FORMA CONSOLIDATED BALANCE SHEET
                             JUNE 30, 1997
                              (Unaudited)

                                                                               Adjustments to Reflect
                                                                               Transactions Proposed
                                                                        Before        In Present      After
                             ASSETS                                  Transaction       Filing      Transaction
                                                                                    (In Thousands)
Current Assets:
  Cash and cash equivalents:
    Cash                                                                  $92,263       ($1,100)        $91,163
    Temporary cash investments - at cost,
      which approximates market                                           595,257                       595,257
                                                                      -----------       -------     -----------
           Total cash and cash equivalents                                687,520        (1,100)        686,420
  Notes receivable                                                          8,708                         8,708
  Accounts receivable:
    Customer (less allowance for
      doubtful accounts of $17.2 million)                                 534,148                       534,148
    Other                                                                 181,641                       181,641
    Accrued unbilled revenues                                             478,558                       478,558
  Deferrred fuel                                                          123,720                       123,720
  Fuel inventory                                                          101,638                       101,638
  Materials and supplies - at average cost                                370,259                       370,259
  Rate deferrals                                                          369,289                       369,289
  Prepayments and other                                                   216,618                       216,618
                                                                      -----------       -------     -----------
            Total                                                       3,072,099        (1,100)      3,070,999
                                                                      -----------       -------     -----------

Other Property and Investments:
  Decommissioning trust funds                                             399,719                       399,719
  Non-regulated investments                                               489,608                       489,608
  Other                                                                    82,411                        82,411
                                                                      -----------       -------     -----------
           Total                                                          971,738                       971,738
                                                                      -----------       -------     -----------

Utility Plant:
  Electric                                                             25,189,766         5,838      25,195,604
  Plant acquisition adjustment - Entergy Gulf States                      447,293                       447,293
  Electric plant under leases                                             674,049                       674,049
  Property under capital leases - electric                                142,109                       142,109
  Natural gas                                                             175,081                       175,081
  Steam products                                                           81,743                        81,743
  Construction work in progress                                           472,444                       472,444
  Nuclear fuel under capital leases                                       274,587                       274,587
  Nuclear fuel                                                             60,719                        60,719
                                                                      -----------       -------     -----------
           Total                                                       27,517,791         5,838      27,523,629
  Less - accumulated depreciation and amortization                      9,286,199                     9,286,199
                                                                      -----------       -------     -----------
           Utility plant - net                                         18,231,592         5,838      18,237,430
                                                                      -----------       -------     -----------

Deferred Debits and Other Assets:
 Regulatory Assets:
  Rate deferrals                                                          251,437                       251,437
  SFAS 109 regulatory asset - net                                       1,195,931                     1,195,931
  Unamortized loss on reacquired debt                                     207,481                       207,481
  Other regulatory assets                                                 460,742                       460,742
 Long-term receivables                                                    212,224                       212,224
 CitiPower license (net of $23.3 million of amortization)                 563,641                       563,641
 London Electricity license (net of $16.3 million of amortization)      1,552,542                     1,552,542
 Other                                                                    263,570                       263,570
                                                                      -----------       -------     -----------
            Total                                                       4,707,568                     4,707,568
                                                                      -----------       -------     -----------

            TOTAL                                                     $26,982,997        $4,738     $26,987,735
                                                                      ===========       =======     ===========
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

                   ENTERGY CORPORATION AND SUBSIDIARIES
                   PRO FORMA CONSOLIDATED BALANCE SHEET
                              JUNE 30, 1997
                               (Unaudited)

                                                                      Adjustments to Reflect
                                                                      Transactions Proposed
                                                              Before       In Present     After
          LIABILITIES AND SHAREHOLDERS' EQUITY             Transaction       Filing    Transaction
                                                                         (In Thousands)
Current Liabilities:
  Currently maturing long-term debt                            $387,630                    $387,630
  Notes payable                                                 400,468                     400,468
  Accounts payable                                              746,602                     746,602
  Customer deposits                                             180,128                     180,128
  Taxes accrued                                                 340,776                     340,776
  Accumulated deferred income taxes                              54,276                      54,276
  Interest accrued                                              206,732                     206,732
  Dividends declared                                              8,259                       8,259
  Obligations under capital leases                              152,206           728       152,934
  Other                                                         139,651                     139,651
                                                            -----------       -------   -----------
          Total                                               2,616,728           728     2,617,456
                                                            -----------       -------   -----------

Deferred Credits and Other Liabilities:
  Accumulated deferred income taxes                           4,733,064                   4,733,064
  Accumulated deferred investment tax credits                   598,221                     598,221
  Obligations under capital leases                              260,922         4,010       264,932
  Other                                                       1,502,279                   1,502,279
                                                            -----------       -------   -----------
          Total                                               7,094,486         4,010     7,098,496
                                                            -----------       -------   -----------

Long-term debt                                                9,524,296                   9,524,296
Subsidiaries' preferred stock with sinking fund                 196,237                     196,237
Subsidiary's preference stock                                   150,000                     150,000
Company-obligated mandatorily redeemable
 preferred securities of subsidiary trusts holding
 solely junior subordinated deferrable debentures               215,000                     215,000

Shareholders' Equity:
  Subsidiaries' preferred stock without sinking fund            345,954                     345,954
  Common stock, $.01par value, authorized
    500,000,000 shares; issued 240,664,720 shares                 2,407                       2,407
  Paid-in capital                                             4,477,900                   4,477,900
  Retained earnings                                           2,384,923                   2,384,923
  Cumulative foreign currency translation adjustment             10,203                      10,203
  Less - treasury stock (1,123,923 shares)                       35,137                      35,137
                                                            -----------       -------   -----------
          Total                                               7,186,250                   7,186,250
                                                            -----------       -------   -----------

          TOTAL                                             $26,982,997        $4,738   $26,987,735
                                                            ===========       =======   ===========
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

                      ENTERGY CORPORATION AND SUBSIDIARIES
                   PRO FORMA CONSOLIDATED STATEMENT OF INCOME
                       TWELVE MONTHS ENDED JUNE 30, 1997
                                  (Unaudited)

                                                                      Adjustments to Reflect
                                                                      Transactions Proposed
                                                               Before        In Present       After
                                                             Transaction       Filing      Transaction
                                                                            (In Thousands)

Operating Revenues:
  Electric                                                     $6,317,929                     $6,317,929
  Natural gas                                                     128,513                        128,513
  Steam Products                                                   52,312                         52,312
  Competitive growth businesses                                 1,437,098                      1,437,098
                                                               ----------       -------       ----------
       Total                                                    7,935,852                      7,935,852
                                                               ----------       -------       ----------

Operating Expenses:
  Operation and maintenance:
     Fuel and fuel-related expenses
        and gas purchased for resale                            1,593,092                      1,593,092
     Purchased power                                            1,248,122                      1,248,122
     Nuclear refueling outage expenses                             57,608                         57,608
     Other operation and maintenance                            1,783,003                      1,783,003
  Depreciation, amortization and decommissioning                  870,596                        870,596
  Taxes other than income taxes                                   357,553                        357,553
  Rate deferrals                                                  (20,283)                       (20,283)
  Amortization of rate deferrals                                  403,755                        403,755
                                                               ----------       -------       ----------
        Total                                                   6,293,446                      6,293,446
                                                               ----------       -------       ----------

Operating Income                                                1,642,406                      1,642,406
                                                               ----------       -------       ----------

Other Income:
  Allowance for equity funds used
   during construction                                             10,665                         10,665
  Miscellaneous - net                                             159,587                        159,587
                                                               ----------       -------       ----------
        Total                                                     170,252                        170,252
                                                               ----------       -------       ----------

Interest Charges:
  Interest on long-term debt                                      717,785                        717,785
  Other interest - net                                             50,161                         50,161
  Distributions on preferred securities of subsidiaries            13,679                         13,679
  Allowance for borrowed funds used
   during construction                                             (8,757)                        (8,757)
                                                               ----------       -------       ----------
        Total                                                     772,868                        772,868
                                                               ----------       -------       ----------

Income Before Income Taxes                                      1,039,790                      1,039,790

Income Taxes                                                      401,874                        401,874
                                                               ----------       -------       ----------

Net Income                                                        637,916                        637,916

Preferred and Preference Dividend Requirements of                  63,103                         63,103
  Subsidiaries and Other
                                                               ----------       -------       ----------

Earnings Applicable to Common Stock                              $574,813                       $574,813
                                                               ==========       =======       ==========
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
                  ENTERGY CORPORATION AND SUBSIDIARIES
         PRO FORMA CONSOLIDATED STATEMENT OF RETAINED EARNINGS
                    TWELVE MONTHS ENDED JUNE 30, 1997
                               (Unaudited)


                                                          Adjustments to Reflect
                                                          Transactions Proposed
                                                   Before       In Present     After
                                                 Transaction      Filing    Transaction
                                                              (In Thousands)

Retained Earnings - July 1, 1996                  $2,231,591                  $2,231,591
Add
  Net Income                                         574,813                     574,813
                                                  ----------       -------    ----------
               Total                               2,806,404                   2,806,404
                                                  ----------       -------    ----------


  Deduct:
   Dividends declared on common stock                420,290                     420,290
   Capital stock and other expenses                    1,191                       1,191
                                                  ----------       -------    ----------
               Total                                 421,481                     421,481
                                                  ----------       -------    ----------


Retained Earnings - June 30, 1997                 $2,384,923                  $2,384,923
                                                  ==========       =======    ==========






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